Exhibit 10.2

PLEDGE SECURITY AGREEMENT

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THIS PLEDGE SECURITY AGREEMENT, dated as of June 29, 2022 (“this Agreement”), is made by REPRO MED SYSTEMS, INC., a New York corporation, whose principal place of business is located at 24 Carpenter Road, Chester, New York 10918-1057 (whether one or more, the “Pledgor”), jointly and severally if more than one, and granted to KEYBANK NATIONAL ASSOCIATION and its affiliates, including subsidiaries, whether now existing or hereafter created, with an office located at 4910 Tiedeman Road, Brooklyn, Ohio 44144 (collectively, the “Bank”).

Section 1.          Definitions

1.1.        “Account” means the account of Pledgor maintained with Securities Intermediary which has an identification number of 2174694 and any successor account or accounts thereto in which any of the Collateral is maintained. Notwithstanding the foregoing, Pledgor may open additional accounts with Securities Intermediary into which it may deposit property which shall not constitute Collateral.

1.2.        “Borrower” means REPRO MED SYSTEMS, INC., jointly and severally if more than one, who is a New York corporation, whose principal place of business is located at 24 Carpenter Road, Chester, New York 10918-1057.

1.3.        “Collateral” means the Account and all cash, cash equivalents, instruments (including any certificates of deposit), certificates (both physical and any intangible interest and all securities entitlements represented thereby), securities, investment property, membership interests, financial assets and other assets or property maintained in or held through the Account, as well as all security entitlements and commodities contracts carried in the Account, which assets (as of June _, 2022) are specifically described in EExhibit “A” hereto and all additional assets which are delivered to Bank for deposit to the Account, or to Securities Intermediary for deposit to the Account from time to time and at any time carried therein, together with any substitutions or replacements of any of the foregoing, all cash and non cash proceeds and products thereof, including but not limited to insurance proceeds, interest payments, all cash and stock dividends, rights to receive dividends, subscription rights, voting rights, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in connection with the sale, lease, license exchange or other disposition of any Collateral and all other rights, payments or distributions, all securities issued pursuant to stock split or rights offerings or similar events, and all securities issued in exchange for any Collateral as a result of mergers, reorganizations or similar transactions. The Collateral shall at all times have a Net Market Value equal to or greater than $3,684,211.00. Exhibit “A” will be deemed to be amended automatically and immediately upon the addition, substitution or replacement of any assets in the Account and subject to Bank’s Lien provided in this Agreement, and such addition, substitution or replacement shall be further evidenced by receipt by Bank of the summary statements as described herein in Section 4 or by possession by Bank of such assets.

1.4.        “Lien” means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

1.5.        “Debt” means all debts, liabilities and obligations of Borrower, direct, contingent or otherwise, to Bank, now existing or hereafter arising, including any extensions, renewals and modifications thereof or of any part thereof, together with interest, fees, charges, expenses and costs of collection (including reasonable attorneys’ fees), and including, without limitation, all loans, lines of credit, commitments, leases and letters of credit made, offered or issued by Bank to Borrower (or for Borrower’s account) and overdrafts. For the purposes of Sections 2.3, 2.4 2.5, 2.11, 3.1(b) and 8, the definition of Debt shall be restricted to all obligations, liabilities and debts of Borrower to KeyBank National Association.

1.6.        “Securities Intermediary” means Key Private Bank with an office located at 100 Public Square, Cleveland, Ohio 44113, or any successor securities intermediary with which Pledgor has entered into an agreement to serve as securities intermediary of any of the assets contained in the Account.

1.7.        “Net Market Value” means the aggregate market value (as determined in accordance with Section 2.3 hereof) for each category of Collateral, multiplied by any reasonable percentage required by Bank as amended by the Bank from time to time in its sole discretion for that category of Collateral, pursuant to the Bank’s then applicable collateral value to loan requirements (also determined in Bank’s sole discretion, taking into account, without limitation, such factors as current market value, ratings, Bank’s margin requirements, trading volume and public information concerning the Collateral).

1.8.        “Proper Form” means in form and substance satisfactory to Bank.

Section 2.          Grant of Security Interest and Pledge

2.1.        For value received, receipt of which is hereby acknowledged, Pledgor hereby assigns, pledges and grants to Bank a first priority continuing security interest in and lien upon all Collateral owned by Pledgor or in which Pledgor has rights or the power to transfer rights, and all Collateral in which Pledgor later acquires ownership, other rights or the power to transfer rights as security for the Debt and all costs, expenses and attorneys’ fees incurred by Bank in collecting the Debt or enforcing this Agreement and/or any instrument(s), agreements or other records evidencing the Debt. Pledgor is executing and delivering this Agreement to Bank in consideration of the premises and for other valuable consideration. Pledgor understands that Bank is willing to advance funds to Borrower or permit Borrower to incur obligations to Bank only upon certain terms and conditions, one of which is that Pledgor grant Bank a Lien on the Collateral as security for the Debt.

2.2.        Concurrently with the execution of this Agreement, Pledgor shall notify and inform the Securities Intermediary of Pledgor’s grant to Bank of a Lien on the Collateral and the Securities Intermediary shall acknowledge receipt of this notice and agree, upon notice of an Event of Default, to comply with the Bank’s instructions and/or entitlement orders concerning the Collateral without further consent by Pledgor or any other person, all in Proper Form. Pledgor irrevocably authorizes Bank, at any time following an Event of Default, to transfer or require the Securities Intermediary to transfer the Collateral into the name of Bank or Bank’s nominee and to move the Collateral to another KeyBank National Association Affiliate, but Bank shall be under no duty to do so. Pledgor authorizes Bank to deliver copy of this Agreement to any Securities Intermediary and consents to the disclosure of information between Bank and Securities Intermediary regarding any Collateral and the Account. Notwithstanding any contrary provision or inference herein or elsewhere, Bank shall have no right to vote the Collateral (if applicable) at any time unless and until any Event of Default occurs or any Debt or part thereof shall have become in default in any manner or matured and be unpaid. Bank shall have, in addition to the rights and remedies described in this Agreement and those in connection with the Debt, all the rights and remedies of a secured party under the applicable Uniform Commercial Code and such other statutes as appropriate.

2.3.        In the event that the Net Market Value of the Collateral at any time is less than $3,684,211.00, Pledgor shall deliver additional collateral to Bank, the Account and/or Securities Intermediary for the Account so that the Net Market Value of the Collateral, including the additional collateral, shall be equal to or greater than $3,684,211.00. All such additional collateral shall be delivered no later than the close of business on the second business day next following the earlier of: (i) Bank’s written or oral demand for the delivery of such additional collateral; or (ii) the date the Net Market Value of the Collateral as determined by reference to The Wall Street Journal is less than the Debt. For purposes of this Agreement, the market value of the Collateral shall be determined by utilizing the “bid”, “close” or “sale” price for the Collateral in question as it appears in the most current issue of The Wall Street Journal or such other source as Bank, in its sole discretion, deems appropriate. Pledgor shall be solely responsible for insuring that the Net Market Value of the Collateral shall be equal to or greater than the Debt. At the time of addition, such additional collateral shall immediately be subject to the Lien provided for in this Agreement without the performance of any further or other act.

2.4.        Notwithstanding the grant of the security interest contained herein, Borrower may at anytime prior to an Event of Default, sell, transfer or otherwise dispose of Collateral which is in excess of $3,684,211.00 and upon such sale, transfer or disposal such assets shall be released from the lien and shall no longer constitute Collateral.

2.5.        Until receipt of written notice from Bank, Pledgor or its agent shall have the right to substitute different collateral (the “Substituted Collateral”) throughout the term of this Agreement, provided that (a) the procedure therefor is delivery versus substitution, (b) the Substituted Collateral is of a similar investment grade to the Collateral being substituted and otherwise in Proper Form, (c) so long as after such substitution the Net Market Value of the Substituted Collateral and any remaining Collateral (less any fees, commissions, or expenses incurred upon such substitution) is equal to or greater than $3,684,211.00, (d) such Substituted Collateral satisfies all other terms and conditions of this Agreement and Regulation U. In the event that Pledgor or its agent determines to substitute collateral other than the purchase and sale of securities within the Account, Pledgor will provide notification to Bank at least two (2) business days prior to such proposed substitution, which notice shall include a complete description of the Collateral to be substituted by Pledgor or its agent for Collateral held in the Account by Securities Intermediary and/or Bank.

2.6.        In the case of Section 2.5, any Substituted Collateral shall and will be owned by Pledgor and not be subject to any Lien other than the Lien provided for in this Agreement and when so substituted will have a market value equal to or exceeding the market value of the assets being replaced. At the time of substitution, the Substituted Collateral shall immediately be subject to the Lien provided for in this Agreement without the performance of any further or other act and Exhibit “A” to this Agreement shall be deemed automatically amended to include the Substituted Collateral. Pledgor agrees to perform such other acts and execute or otherwise authenticate and deliver further documentation as Bank in its discretion may reasonably require to perfect its first priority continuing Lien on the Substituted Collateral, and as otherwise required by Securities Intermediary. Should any Substituted Collateral consist in whole or in part of assets in form different than that originally pledged, Pledgor shall inform Bank immediately of such fact and undertake all appropriate procedures to allow Bank to properly perfect its first priority continuing Lien in the Collateral and until in Proper Form the Substituted Collateral shall have no value in determining the Net Market Value.

2.7.        Pledgor will not without Bank’s prior written consent, alter, amend or terminate its relationship with the Securities Intermediary.

2.8.        Pledgor will not sell, transfer, or grant or permit any Lien on any Collateral or any Substituted Collateral, except to the extent permitted under this Agreement, including but not limited to Section 2.4 above.

2.9.        Upon the purchase or sale of securities for the Account, Pledgor will comply with all rules, regulations and procedures governing the settlement of such transactions and will not become indebted to Securities Intermediary or its agent and shall comply with all applicable laws affecting the Collateral.

2.10.      Pledgor irrevocably authorizes and empowers Bank, at any time, and from time to time following an Event of Default, for its own use and benefit, either in its own name or in the name of Pledgor (i) to demand, collect, and receive payment of any and all monies or proceeds due or to become due under the Collateral, (ii) to execute any and all instruments required for the withdrawal or repayment of same, or any part thereof, (iii) to insert in any instrument for the withdrawal of funds signed by Pledgor, the date and amount due and to complete such instrument in any respect, and (iv) to in all respects deal with the Collateral as the holder and owner thereof. Pledgor authorizes and irrevocably constitutes and appoints Bank as Pledgor’s attorney- in-fact to take any action and execute or otherwise authenticate any record or other documentation that Bank considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (1) to endorse and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (2) to transfer any Collateral into the name of Bank or its nominee or any broker-dealer (including converting physical certificates to book-entry holdings) and to execute any control agreement on Pledgor’s behalf and as attorney-in-fact for Pledgor in order to perfect Bank’s first priority and continuing Lien in the Collateral and in order to provide Bank with control of the Collateral, and Pledgor’s signature on or other authentication of this Agreement shall constitute an irrevocable direction by Pledgor to any financial institution, custodian, broker-dealer, any other securities intermediary or commodity intermediary holding any Collateral to comply with the instructions or entitlement orders, as applicable of Bank, without the further consent of Pledgor or any other person and Bank as attorney-in-fact may and shall direct the Securities Intermediary to act unconditionally on Bank’s instructions received from Bank; (3) to exchange any of the Collateral upon any merger, consolidation or other reorganization; (4) to exercise any right, privilege or option pertaining to any Collateral, but Bank has no obligation to do so; (5) to file any claims, take any actions or institute any proceedings which Bank determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Bank’s rights with respect to the Collateral; (6) to exercise any right, privilege or option pertaining to any Collateral, but Bank has no obligation to do so; (7) to execute in the name of or otherwise authenticate on behalf of Pledgor any record reasonably believed necessary or appropriate by Bank for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Bank’s rights under this Agreement; (9) to do and take any and all actions with respect to the Collateral and to perform any of Pledgor’s obligations under this Agreement. This appointment is irrevocable and coupled with an interest and shall survive the death or disability of Pledgor.

2.11.      Further Assurances. Bank may file (including electronically) this Agreement, or any financing statements or amendments thereto or other record wherever Bank believes necessary or appropriate to perfect its Lien on the Collateral, including but not limited to, any official filing office, or in any other recording or registration system. Pledgor also ratifies its authorization for Bank’s filing of any financing statements covering the Collateral in any jurisdiction prior to the date hereof. A photographic or other reproduction of this Agreement or any financing statement relating to this Agreement will be sufficient as a financing statement. Pledgor will take such action as Bank may at any time require to create, attach, perfect, protect, assure the first priority of and to enforce Bank’s Lien on the Collateral.

Section 3.          Representations, Warranties and Covenants

3.1.        Pledgor represents, warrants that the following are and will remain true at all times during the term of this Agreement and covenants to Bank as follows:

(a)        Pledgor owns and holds the Collateral free from any Lien, equity, and unpaid charges including taxes and assessments or other restriction whatsoever. No one (other than Bank by reason of this Agreement) has, or to Pledgor’s knowledge claims to have, any right, title or interest of any kind in or to any of the Collateral. No financing statement or similar record covering the Collateral, other than in favor of Bank, is on file in any public office. This Agreement does not violate the rights of any person. There are no restrictions on transfer, assignment or pledge of the Collateral except as created by this Agreement. Pledgor has obtained any consent necessary to execute, deliver and perform Pledgor’s obligations under this Agreement and for Bank to enforce its Lien on the Collateral. Pledgor will not attempt to modify or terminate any financing statement covering any Collateral where Bank is the secured party of record, any Control Agreement or the agreement between Pledgor and any Securities Intermediary without Bank’s prior written consent. Pledgor will cause each Securities Intermediary to send to Bank a complete and accurate copy of every statement, confirmation, notice or other communication concerning the Collateral that the Securities Intermediary sends to Pledgor. Any confirmation or statement of accounts that Securities Intermediary or Bank may (but need not) issue will conclusively establish delivery of Collateral to Bank. Pledgor will comply with applicable law with respect to Pledgor’s ownership of Collateral. Any securities which constitute any of the Collateral were duly authorized and validly issued and are fully paid and non assessable, and are publicly traded and fully marketable. Pledgor will not commit any act which might render any Collateral not readily saleable under applicable law. Pledgor will notify Bank immediately of any development or occurrence which to Pledgor’s knowledge would render any Collateral not readily saleable.

(b)        The Net Market Value of the Collateral on the date hereof is equal to or greater than $3,684,211.00. The Collateral shall at all times have a Net Market Value equal to or greater than $3,684,211.00. If at any time the Net Market Value of the Collateral is not equal to or greater than $3,684,211.00, Pledgor will undertake to deliver to Bank, the Account and/or the Securities Intermediary for the benefit of Bank additional readily marketable collateral having a market value sufficient to cause the Net Market Value of the Collateral, including the additional collateral, to be equal to or greater than $3,684,211.00.

(c)        The Lien provided in this Agreement in favor of Bank constitutes the first and paramount lien upon all the Collateral.

(d)        Pledgor is duly organized, validly existing and in good standing under the laws of the state of its organization. Pledgor has all requisite power and authority under the laws of the state of its organization to enter into and carry out the terms and conditions of this Agreement and the transactions contemplated hereunder. The execution and delivery of this Agreement and related documentation has been duly authorized by all necessary action on the part of Pledgor.

(e)        Neither the execution and delivery of this Agreement or any related documentation, the consummation of any transaction contemplated by those documents, nor compliance with their terms and provisions, will require the consent of any person or entity which has not been obtained, or conflict with or result in a breach of any of the terms, conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, or any agreement or instrument to which Pledgor is a party or is subject or by which properties of Pledgor may be bound, or if Pledgor is not an individual, its charter, by-laws, partnership agreement, articles of organization, regulations, operating agreement and other organizational and governing documents as applicable.

(f)        Pledgor will and will cause Borrower to promptly execute and deliver to Bank any documents required (or which Bank reasonably believes to be required) under Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”). None of the Debts will be a “purpose credit” under Regulation U unless Pledgor or Borrower discloses that fact in writing to Bank on a Regulation U Purpose Statement before the Debt is created and sufficient Collateral that satisfies Regulation U loan value requirements shall be delivered to the Account and the Collateral allocated to the purpose credit satisfies Regulation U as determined by Bank in its sole discretion and any Collateral so allocated will be subject to the withdrawal and substitution requirements of Regulation U. Bank may in such event prohibit any further substitution without its prior consent.

(g)        Any indication on the books or internal records of a Securities Intermediary (including any KeyBank National Association Affiliate) that the Collateral has been pledged to Bank will conclusively establish Bank’s perfected Lien in and control over the Collateral.

3.2.        Each delivery of additional collateral and each delivery of Substituted Collateral hereunder shall, in and of itself, constitute a reaffirmation by Pledgor of the representations, warranties and covenants set forth in this Agreement.

Section 4.          Statements of Collateral

4.1.        On the date of this Agreement and on a monthly basis during the term hereof, or at such other times or intervals as Bank may reasonably request, Pledgor shall cause the Securities Intermediary to submit to Bank a complete summary statement of the Account in Proper Form. Each such summary statement, upon its receipt by Bank, shall further constitute the amendment and replacement of Exhibit “A” hereto as described in Section 1.3 and shall provide Bank with a complete and correct description as of the date thereof of the Collateral in which Pledgor has granted Bank a first priority continuing Lien. Failure by Securities Intermediary to provide the statement or include any Collateral shall not, however, affect the automatic amendment and replacement of Exhibit “A” hereto or Bank’s Lien on the Collateral.

4.2.        Pledgor shall cause Securities Intermediary to send Bank copies of all confirmation slips showing transactions related to the Account. Pledgor irrevocably authorizes Securities Intermediary and Bank to exchange information concerning the Collateral and Account.

Section 5.          Events of Default and Remedies

5.1.        Each of the following is an “Event of Default”:

(a)        Any Borrower or Pledgor fails to perform any of its agreements herein or in any instrument or document executed, delivered or otherwise authenticated pursuant to this Agreement or the Debt; Pledgor violates any covenant, condition or agreement contained in this Agreement or any other documentation relating to any of the Debts;

(b)        Key Private Bank ceases to be the Securities Intermediary unless Substituted Collateral in form and substance satisfactory to Bank has been delivered to Bank which Substituted Collateral shall meet the value requirements of Section 2.5 hereof and which is otherwise in Proper Form concerning Bank’s interest in the Substituted Collateral and Bank has a first priority Lien on the Substituted Collateral;

(c)        The perfection or priority of the Lien of Bank in any Collateral is impaired or in Bank’s reasonable belief is about to become impaired;

(d)        Any Borrower or Pledgor dies or is declared incompetent;

(e)        Any Borrower or Pledgor:

(i)	is generally not, or is unable to, or admits in writing its inability to, pay its debts as such debts become due;

(ii)	makes an assignment for the benefit of creditors;

(iii)	files a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation;

(iv)	has any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or

(v)	has a receiver, custodian or trustee appointed for all or a substantial part of its property;

(f)        Any judgement in any action, suit, proceeding or investigation against or affecting any Borrower or Pledgor before any court or governmental agency which involves forfeiture of any assets of any Borrower or Pledgor shall have been commenced and continues for 30 days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

(g)        one or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against any Borrower or Pledgor and shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

(h)        any event occurs that results in the automatic acceleration of any Debt or gives Bank the immediate right to declare any of the Debt due and payable in full prior to stated maturity;

(i)        any material adverse change occurs in the condition, business, affairs or financial condition of any Pledgor, Borrower or any other obligor of the Debt; and

(j)        any warranty, representation or statement contained in this Agreement or made in connection with this Agreement or any of the Debt was false or misleading in any material respect when made or deemed made.

5.2.        After an Event of Default occurs, Secured Party may, upon notice to the Borrower, declare the Debt to be immediately due and payable. Pledgor WAIVES demand, presentment and all notices, including without limitation notice of dishonor and default, notice of intent to accelerate and notice of acceleration.

5.3.        Upon the occurrence and any time thereafter of any Event of Default and without further consent from Pledgor, Bank may: (a) liquidate so much of the Collateral as is required to pay the Debt or any portion thereof and the costs, expenses and fees described in Section 2.1 hereof, (b) instruct the Securities Intermediary as its agent and on its behalf to liquidate so much of the Collateral as is required to pay the Debt or any portion thereof and the costs, expenses and fees described in Section 2.1 hereof and to pay the proceeds of such liquidation (net of any ordinary brokerage charges of the person liquidating the Collateral, if applicable) and any other monies in the Account to Bank. Bank shall specify to Securities

Intermediary which of the Collateral held in the Account is to be liquidated. Bank may apply any net proceeds in such order or preference as Bank may determine and without consideration of any tax liability of Pledgor or Borrower. In addition, if the Debt shall not be paid in full promptly when due and payable, whether due by lapse of time or by acceleration due to demand or otherwise, Bank in its discretion may further, upon such terms and in such manner as Bank shall deem advisable as to the Collateral, sell, redeem, assign, transfer or deliver the Collateral, or any portion thereof (and Bank may instruct the Securities Intermediary to pay the proceeds of such sale or redemption (net of any ordinary brokerage charges of the person liquidating the Collateral, if applicable), and any other monies in the Account to Bank), and Bank shall apply the net proceeds of the sale thereof to the Debt and the costs, expenses and fees described in Section 2.1 hereof, whether or not due, in such order or preference as Bank may determine.

5.4.        To the extent notice of sale shall be required by applicable law, at least ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

Section 6.          Duration and Waivers

6.1. Irrespective of any action, omission or course of dealing whatever by Bank, this Agreement shall remain in full force and effect until all commitments have expired, all letters of credit have expired and all Debt shall have been fully and indefeasibly paid. Pledgor waives all suretyship defenses that may lawfully be waived, including but not limited to, notice of acceptance of this Agreement, notice of the incurrence or acquisition of any Debts, commitments extended, collateral received or delivered or other action taken in reliance on this Agreement, notices and all other demands and notices of any description. With respect to both the Debt and the Collateral, Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any Lien in any collateral, to the addition or release of any person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable. Without limiting the generality of the foregoing, Pledgor (a) agrees that Bank shall have no duty to make any presentment or collection or to preserve any right of any kind with regard to any of the Collateral, (b) agrees that Bank shall at all times have the right to grant any indulgence to Borrower and to deal in any other manner with Borrower including (without limitation) the granting of any extension, renewal, increase or decrease, modification or rearrangement of the Debt, changing any rate of interest, the acceptance of partial payments, the forbearance from exercising any right, power or privilege, including (without limitation) any right to demand security, the addition or release of any security or of any obligor, the effecting of any other release, compromise or settlement, the forbearance from proceeding against any security or obligor and the substitution of security (even if of a different character or value), subordination of any security or any of the Debt and (c) waives diligence and promptness in preserving liability of any person on the Debt, and in collecting or bringing suit to collect the Debt, waives presentment, demand, protest or notice of protest or notice of nonpayment of the Debt or any part thereof or of any Collateral or any part thereof, waives notice of any default by Borrower or Pledgor, any other default, adverse change in any Borrower’s or any other obligor’s or any Pledgor’s financial condition, release or substitution of the Collateral, subordination of Bank’s rights in any Collateral, and every other notice of every kind. Nothing in this Agreement is intended to waive or vary the duties of Bank or the rights of Pledgor or any obligor in violation of Section 9.602 of the Uniform Commercial Code adopted in the state whose law governs this Agreement. Pledgor further agrees that Bank shall have no duty to sell or liquidate or to agree to the substitution or replacement of any Collateral which is diminishing in value and Bank shall be deemed to be acting reasonably if it fails to sell or liquidate or to agree to the substitution or replacement of such Collateral. Pledgor acknowledges that Bank’s exercise of its right and remedies may affect Pledgor’s tax liability and agrees that Bank shall have no duty whatsoever to take into consideration any tax liability. Pledgor waives the marshalling of any Collateral or other security for the Debt.

Section 7.          Release

7.1.        Upon full and indefeasible payment and cancellation of the Debt and termination of all commitments and expiration of all letters of credit, Bank shallpromptly notify the Securities Intermediary in writing and inform the Securities Intermediary of the release of Bank’s Lien on the Collateral.

Section 8.          Fees of Securities Intermediary and Other Costs and Expenses

8.1.        Any and all reasonable fees and expenses of Securities Intermediary shall be the sole responsibility of, and be paid by, Pledgor. In the event that charging such fees against the Collateral results in the Net Market Value of the Collateral being less than the Debt, Pledgor agrees to deliver additional collateral to Bank and/or the Securities Intermediary in accordance with the provisions of Section 2.3 hereof. Pledgor shall be solely responsible for, and shall pay, any other charges which may be levied against the Collateral.

8.2.        To the maximum extent not prohibited by applicable law, Pledgor will pay, or reimburse Bank for, all reasonable costs and expenses of every character incurred from time to time in connection with this Agreement and the Debt, including costs and expenses incurred (a) for recording any record in connection with this Agreement, mortgage or recording taxes (b) to satisfy any obligation of Pledgor under this Agreement or to protect or preserve the Collateral, (c) in connection with the evaluation, monitoring or administration of the Debt or the Collateral (whether or not an Event of Default has occurred) including searches of any lien or organization records, and (d) in connection with the exercise of Bank’s rights and remedies. Costs and expenses include reasonable fees and expenses of outside counsel and other outside professionals and charges imposed or allocated for the services of attorneys and other professionals employed by Bank or its affiliates, as well as bonds posted as surety for lost certificated securities and any costs of reregistration of certificates. Any amount owing under this Section will be due and payable on demand and will bear interest from the date that demand for payment is made by Bank until paid at the Highest Lawful Rate. If any part of the Debt is governed by the Consumer Restrictions (as defined in Section 12.6), this Section is limited to the extent required by the Consumer Restrictions with respect to that Debt.

Section 9.          Interest and Income from the Collateral

9.1.        Bank shall have no right to any interest or income paid or payable on the Collateral, unless and until the Debt to Bank, or any part thereof, shall have matured without payment, become in default or any Event of Default shall have occurred.

Section 10.        Notices

10.1.      All notices, statements, requests and demands given to or made upon Bank or Pledgor in accordance with the provisions of this Agreement shall be deemed to have been given or made (a) if mailed, two (2) business days after such writing shall have been deposited in the mail, postage pre paid, (b) if telecopied, upon receipt of the transmission provided that the teletransmission device used shall be capable of creating a written record of the notice and its receipt, (c) if sent by overnight courier, one (1) business day after such writing shall have been deposited with the overnight courier, charges prepaid or (d) in the case of telegraphic notice, when delivered to the telegraph company, charges prepaid, addressed as follows:

If to Pledgor:

Repro Med Systems, Inc.

24 Carpenter Road

Chester, New York 10918

Attn:  Linda Tharby, President and Chief Executive Officer

Thomas Adams, VP Financial Planning and Analysis

Stephen Unger, Director of Finance

with a copy to:

____________________

____________________

____________________

Attn:____________________

If to Bank:

KeyBank National Association

4910 Tiedeman Road

Brooklyn, Ohio 44144

Attn: Commercial Loan Servicing

with a copy to:

Phillips Lytle LLP

1400 First Federal Plaza Rochester,

New York 14614

Attn: Raymond L. Ruff, Esq.

(or to such address or telecopier number as either party may hereafter furnish to the other party in writing for such purpose) or in accordance with any unrevoked written direction from any party to the other party hereto.

Section 11.        General Provisions

11.1.     Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law or equity, by other contract or otherwise. All remedies are cumulative. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof, as each right, power or privilege may be exercised by Bank either independently or concurrently with other rights, powers and privileges as often and in such order as Bank may deem expedient. No waiver or consent given by Bank in respect of this Agreement shall be binding upon Bank unless specifically given in writing, which writing shall be strictly construed. This Agreement shall not be altered or modified except by a written agreement. This Agreement shall bind Pledgor and its heirs, executors, administrators, successors and assigns and shall inure to the benefit of Bank and its successors and assigns.

11.2.     This Agreement shall be governed by the laws of the State of New York. To the extent not prohibited by applicable law, Pledgor agrees to submit to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. In the event of a dispute hereunder, suit may be brought against Pledgor in such courts or in any jurisdiction where Pledgor or any of its assets may be located to the extent not prohibited by applicable law. Pledgor agrees that Bank may serve process by registered mail mailed to its address as stated in this Agreement or to such further address as Pledgor may specify to Bank in writing.

11.3.     This Agreement shall constitute a continuing agreement, applying to all future as well as existing Debt, and to all future as well as existing Collateral, whether or not of the character contemplated at the date hereof. Either party may terminate this Agreement at any time upon written notice to the other party of such termination, provided, however, that such termination shall in no way affect any transactions entered into or rights created or Debts incurred or commitments or letters of credit existing prior to the receipt of such notice.

11.4.     JURY TRIAL WAIVER. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY: WAIVES ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT; AGREES THAT ANY SUCH DISPUTE SHALL, AT BANK’S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY; WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY BANK AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

This written loan agreement represents the final agreement of the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, Pledgor has executed this Agreement as of the date first above written.

PLEDGOR NAME:

REPRO MED SYSTEMS, INC.

/s/ Karen Fisher
___________________________________	By: /s/ Linda Tharby

Witness	Name: Linda Tharby

Title: President and Chief Executive Officer

/s/ Karen Fisher
___________________________________	By: /s/ Thomas Adams

Witness	Name: Thomas Adams

Title: VP Financial Planning and Analysis

/s/ Karen Fisher
___________________________________	By: /s/ Stephen Unger

Witness	Name: Stephen Unger

Title: Director of Finance

Bank is signing below to acknowledge the above agreement as the final agreement of the parties and for its agreement for the above Jury Trial Waiver and if Bank is a Securities Intermediary, Bank acknowledges that such Collateral has been assigned to Bank and is and will be subject to a Lien in favor of Bank and that Bank has control of the Collateral and Bank’s Security Interest has been recorded in Bank’s books and records and that Bank as a Securities Intermediary will follow the instructions of Bank without any further consent of Pledgor and acceptance by Bank of this Agreement is authentication of this Agreement by each KeyBank National Association affiliate holding and maintaining Collateral.

BANK NAME:

KEYBANK NATIONAL ASSOCIATION

(on behalf of itself and each KeyBank National Association affiliate now or hereafter maintaining any Collateral)

___________________________________	By: /s/ Jarrod Davis

Witness	Name: Jarrod Davis

Title: Business Banking RM/VP

EXHIBIT “A”

Description of Collateral

The Collateral is comprised of the Account of Repro Med Systems Inc. DBA Koru Medical (identification number: __________), as of June, 2022, and the following assets contained therein and to be delivered to the Account, and in such case Pledgor has issued instructions for the transfer and delivery of those assets to the Account with Securities Intermediary:

This E xhibit “A” shall be deemed automatically and immediately amended and replaced upon each addition to or substitution or replacement of any assets in this Account, and such addition, substitution or replacement shall be further evidenced by Bank's receipt of each summary statement as provided in Section 4 hereof.

EXHIBIT “B”

Market Value

The aggregate market value of the funds/securities/assets that comprise the account and collateral shall be limited by the following percentage for the purpose of collateral net market value:

Account Summary	Pledged Acct1
Acct # Total Market Value Ineligible Collateral Value Eligible Collateral Value	__________ $15,000,000 $0 $15,000,000
Advance Rate	95.00%
Adjusted Facility Limit	$14,250,000
Gross Est Annual Cash Flow Annualized Acct Distribution Net Cash Flow to Support Debt	$120,987 0 $120,987
Collateral Value Requirement	$3,684,211
Common Stock Concentrations Industry Concentrations	No No
Regulation W Process Complete	N/A